Exhibit 16.1

ROBERT G. JEFFREY
CERTIFIED PUBLIC ACCOUNTANT
61 BERDAN AVENUE
WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE	TEL: 973-628-0022
IN NEW YORK AND NEW JERSEY	FAX: 973-696-9002
MEMBER OF AICPA	E-MAIL: rgjcpa@optonline.net
PRIVATE COMPANIES PRACTICE SECTION MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS REGISTERED PUBLIC ACCOUNTING FIRM WITH PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

We have reviewed the Form 8-K dated March 10, 2009. We agree with the statements made in that filing which refer to our accounting firm.

/s/ Robert G. Jeffrey
Robert G. Jeffrey

Wayne, New Jersey  07470
March 9, 2009